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                                                                     Exhibit 5.5


PAUL FRANK + COLLINS P.C. LOGO

November 24, 2004

The Jean Coutu Group (PJC) Inc.
530 Beriault Street
Longueuil, Quebec J4G 1S8
CANADA

       Re: REGISTRATION STATEMENT ON FORM S-4
           VERMONT GUARANTORS: MAXI GREEN INC. AND PJC OF VERMONT INC.

Dear Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Forms F-10, S-4, and F-4 (the "Registration Statement") to be filed by The Jean Coutu Group (PJC) Inc., a Quebec company (the "Company") with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's issuance of up to $350,000,000 original principal amount 7?% Senior Notes Due 2012 (the "Exchange Senior Notes") and the Company's issuance of up to $850,000,000 original principal amount 8 1/2% Senior Subordinated Notes due 2014 (the "Exchange Subordinated Notes" and, together with the Exchange Senior Notes, the "Exchange Securities"), and the guarantees of the obligations represented by the Exchange Securities (each a "Guarantee," collectively, the "Guarantees," and, together with the Exchange Securities, the "Securities") by the subsidiaries of the Company set forth on SCHEDULE A hereto (such entities, collectively, the "Guarantors").

The Exchange Senior Notes are to be issued pursuant to an Indenture, dated as of July 30, 2004, among the Company, the Guarantors, and The Bank of New York, as trustee (the "Senior Notes Indenture"). The Exchange Subordinated Notes are to be issued pursuant to an Indenture, dated as of July 30, 2004, among the Company, the Guarantors, and Wells Fargo Bank, N.A., as trustee (the "Subordinated Notes Indenture" and, together with the "Senior Notes Indenture," the "Indentures"). The Securities are to be issued in an exchange offer detailed in the terms of the Registration Rights Agreement, dated as of July 30, 2004 (the "Registration Rights Agreement"), among the Company, the Guarantors, and the Initial Purchasers (as defined therein), which shall be filed as an exhibit to the Registration Statement.

Solely for the purpose of furnishing this opinion, we are acting as special counsel for the Guarantors set forth on SCHEDULE B hereto (the "Vermont Guarantors") in connection with the issuance by the Company and the Guarantors of the Securities. We have examined draft copies of the Registration Statement. We have also examined and relied upon the Registration Rights Agreement, the Indentures, the resolutions adopted on November 23, 2004 by the boards of directors of each of the Vermont Guarantors (the "Resolutions"), as provided to us by the Vermont Guarantors, the certificates of incorporation and bylaws of each of the Vermont Guarantors, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.



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The Jean Coutu Group (PJC) Inc.
November 24, 2004
Page 2

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We have also assumed that the Resolutions have not been amended or revoked. We have also assumed the valid authorization, execution, and delivery of each of the agreements referred to herein by each party other than the Vermont Guarantors, and we have assumed that each of such other parties has been duly organized and is validly existing and in good standing under its jurisdiction of organization, with the corporate or other organizational power to perform its obligations thereunder and that each such agreement is a valid and binding obligation of each such other party thereto. We have further assumed that, as to any instrument, agreement, or document delivered, or obligations incurred, by the Vermont Guarantors (including each Vermont Guarantee (defined below)), each of the Vermont Guarantors has received adequate and agreed to consideration therefor. We express no opinion herein with respect to matters governed by any laws other than the state laws of the State of Vermont. We express no opinion as to any federal or state securities or blue sky laws, including without limitation, the securities laws of the State of Vermont. We note that the Guarantees, by the terms of the Indentures, are expressly stated to be governed by New York law. For the purposes of the opinion contained in paragraph 3 below, we assume each Guarantee executed and delivered by a Vermont Guarantor (each a "Vermont Guarantee") will constitute a valid and legally binding obligation of such Vermont Guarantor enforceable against such Vermont Guarantor in accordance with its terms under New York law, subject to the considerations enumerated below.

Our opinion is further subject to the following exceptions, qualifications, and assumptions. The enforceability of any of the obligations of the Vermont Guarantors under the Vermont Guarantees, Indentures, and related documents may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium, marshaling, or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights). We express no opinion as to:

(i) the status under any fraudulent conveyance laws, including Section 548 of the U.S. bankruptcy code, of any of the obligations of the Vermont Guarantors under the Vermont Guarantees, the Indentures, and related documents,

(ii) the enforceability of any particular provision of any of the Vermont Guarantees, Indentures, and related documents relating to remedies after default or as to the availability of any specific or equitable relief of any kind (and we point out that the enforcement of any of the Securities holders' rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and, as to any of the Securities holders' rights to collateral security, will be subject to a duty to act in a commercially reasonable manner), and

(iii) the enforceability of any particular provision of the Vermont Guarantees, the Indentures, and the related documents relating to (A) waivers of defenses, rights to trial by jury, rights to object to jurisdiction or venue, or other rights or benefits bestowed by operation of law, (B) waivers of provisions that are not capable of waiver under Sections 1-102(3) and 9-602 of the

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The Jean Coutu Group (PJC) Inc.
November 24, 2004
Page 3


       Uniform Commercial Code in effect in the State of Vermont as of the date of this opinion letter, (C) the grant of powers of attorney, (D) exculpation clauses, indemnity clauses, contribution clauses, and clauses relating to releases or waivers of unmatured claims or rights, or (E) the collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations.

On the basis of the foregoing and having regard to legal considerations that we deem relevant, we are of the following opinion:

1.     Each Vermont Guarantor is a validly existing Vermont corporation.

2. Each Vermont Guarantor has duly authorized the execution and delivery of its Vermont Guarantees.

3. When (a) the Exchange Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indentures and the Registration Rights Agreement, and (b) when a Vermont Guarantor has duly executed and delivered each of its duly authenticated Vermont Guarantees, each such Vermont Guarantee shall constitute a binding obligation of such Vermont Guarantor.

It is understood that this opinion is to be used only in connection with the offer and exchange of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

(signed) PAUL FRANK + COLLINS P.C.

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The Jean Coutu Group (PJC) Inc.
November 24, 2004
Page 4


                                   SCHEDULE A
                                   ----------

3090671 NOVA SCOTIA COMPANY
3090672 NOVA SCOTIA COMPANY
BROOKS PHARMACY, INC.
JCG HOLDINGS (USA), INC.
JEAN COUTU ACQUISITION ONE, INC.
JEAN COUTU ACQUISITION THREE, INC.
JEAN COUTU ACQUISITION TWO, INC.
JEAN COUTU GROUP HOLDINGS (USA), LLC
MAXI DRUG NORTH, INC.
MAXI DRUG SOUTH, L.P.
MAXI DRUG, INC.
MAXI GREEN INC.
MC WOONSOCKET, INC.
P.J.C. DISTRIBUTION, INC.
P.J.C. REALTY CO., INC.
PATERSON'S PHARMACIES LTD.
PJC ARLINGTON REALTY LLC
PJC DORCHESTER REALTY LLC
PJC ESSEX REALTY LLC
PJC HAVERHILL REALTY LLC
PJC HYDE PARK REALTY LLC
PJC LEASE HOLDINGS, INC.
PJC MANCHESTER REALTY LLC
PJC MANSFIELD REALTY LLC
PJC NEW LONDON REALTY LLC
PJC NORWICH REALTY LLC
PJC OF CRANSTON, INC.
PJC OF EAST PROVIDENCE, INC.
PJC OF MASSACHUSETTS, INC.
PJC OF RHODE ISLAND, INC.
PJC OF VERMONT INC.
PJC OF WEST WARWICK, INC.
PJC PETERBOROUGH REALTY LLC
PJC PROVIDENCE REALTY LLC
PJC REALTY MA, INC.
PJC REALTY N.E. LLC
PJC REVERE REALTY LLC
PJC SPECIAL REALTY HOLDINGS, INC.
RX INFORMATION CENTRE LTD.
SERVICES SECURIVOL INC.
THE JEAN COUTU GROUP (PJC) USA, INC.

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The Jean Coutu Group (PJC) Inc.
November 24, 2004
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                                   SCHEDULE B
                                   ----------

MAXI GREEN INC.
PJC OF VERMONT INC.